EXHIBIT 10.2
                                                                  EXECUTION COPY


                          PURCHASER GUARANTY AGREEMENT

     THIS PURCHASER GUARANTY AGREEMENT (this "Guaranty"), dated as of September 6, 2002, is by PPL Energy Supply, LLC, a Delaware limited liability company ("Purchaser Guarantor"), for the benefit of Mirant Investments Europe UK, Inc., a Delaware corporation ("Mirant Investments") and Mirant Holdings Europe UK, Inc., a Delaware corporation ("Mirant Holdings").

                                    RECITALS:

     A. Towerweave Limited, a corporation formed under the laws of England and Wales ("Purchaser"), is an affiliate of Purchaser Guarantor.

     B. Under the Purchase and Sale Agreement, dated as of September 6, 2002 (the "Purchase and Sale Agreement"), by and between Mirant Investments and Mirant Holdings (each a "Seller" and collectively, the "Sellers") and Purchaser, Seller will sell, convey, assign, transfer and deliver to Purchaser, and Purchaser will purchase and accept from Sellers, all of the WPDI Shares (as defined in the Purchase and Sale Agreement).

     C. Purchaser Guarantor will derive a substantial benefit from the purchase by Purchaser of the WPDI Shares.

     D. Capitalized terms used in this Guaranty, but not defined herein, shall have the meanings given to such terms in the Purchase and Sale Agreement.

     NOW, THEREFORE, Purchaser Guarantor covenants and agrees with Sellers as follows:

     1. Guaranty. Purchaser Guarantor hereby irrevocably and unconditionally guarantees (a) the full, complete, and timely performance by Purchaser of all of the Purchaser's obligations under the Purchase and Sale Agreement, the Consent and Agreement, and the other documents executed and delivered by Purchaser in connection with the Closing of the transactions contemplated thereunder (collectively, the "Closing Documents"), whether for the payment of money, the making of representations and warranties or otherwise, and (b) the payment of any and all damages arising under the Closing Documents together with all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by either or both Sellers in enforcing this Guaranty. Purchaser Guarantor agrees that in the event that Purchaser fails to pay or perform any of its obligations to either or both Sellers under the Purchase Agreement or the Closing Documents, as each may from time to time be amended (the "Guaranteed Obligations"), then Purchaser Guarantor will pay or perform such Guaranteed Obligations in the place and stead of Purchaser and to the full extent that Purchaser is obligated to pay or perform such Guaranteed Obligations. In the event Purchaser becomes obligated to pay or perform any Guaranteed Obligations and fails to timely pay or perform such obligations in


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accordance with the terms of the Closing Documents, then either or both Sellers, as applicable, may provide written notice to Purchaser Guarantor demanding that Purchaser Guarantor either cause Purchaser to pay or perform the Guaranteed Obligations or to pay or perform such Guaranteed Obligations in the place and stead of Purchaser. Notwithstanding anything to the contrary in this Guaranty, Purchaser Guarantor's aggregate liability hereunder shall not exceed U.S. $5,000,000.

     2. Representation and Warranties. Purchaser Guarantor represents and warrants to Sellers that the following are true and correct.

          (i) Purchaser Guarantor is duly organized, validly existing, and in good standing under the laws of Delaware.

          (ii) Purchaser Guarantor has full power and authority (including full corporate power and authority and all necessary board approvals) to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty constitutes the valid and legally binding obligations of Purchaser Guarantor, enforceable against Purchaser Guarantor in accordance with its terms and conditions except as such enforceability may be limited by or subject to (A) any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Applicable Law relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Purchaser Guarantor is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any Governmental Authority or any other Person to perform its obligations under this Guaranty.

          (iii) Neither the execution and the delivery of this Guaranty, nor the performance by Purchaser Guarantor of its obligations hereunder, will in any material respect violate any statue, regulation, rule, injunction, judgment, order, decree or ruling of any Governmental Authority to which Purchaser Guarantor is subject, or any provision of its certificate of formation or limited liability company agreement or any material agreement or instruments to which Purchaser Guarantor is a party.

     3. Purchaser Guarantor's Obligations Unconditional. The obligations of Purchaser Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by any of the following, any of which may be taken without the consent of, or notice to, Purchaser Guarantor:

          (i) any amendment, modification, addition, supplement, extension, or acceleration of or to any part of any Closing Document;

          (ii) any exercise or non-exercise by either or both Sellers of any right or privilege under the Closing Documents;


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          (iii) any bankruptcy, insolvency, reorganization, dissolution, liquidation, or similar proceeding relating to Purchaser or any Affiliate of Purchaser (other than Purchaser Guarantor); or

          (iv) the existence of any facts or circumstances which cause (or result in) any of the representations or warranties of Purchaser under the Purchase and Sale Agreement to be (or being) inaccurate.

     4. Independent Obligations. The obligations of Purchaser Guarantor hereunder are independent of the obligations of Purchaser and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Purchaser Guarantor whether or not Purchaser is joined therein or a separate action or actions are brought against Purchaser. All remedies of Sellers are cumulative.

     5.  Waiver. Purchaser Guarantor unconditionally waives:

          (i) demands, protests, or notices as the same pertain to Purchaser;

          (ii) any right to require either or both Sellers to proceed against Purchaser or to exhaust any security held by either or both Sellers or to pursue any other remedy;

          (iii) any defense based upon an election of remedies by either or both Sellers, unless the same would excuse performance by Purchaser, under the Closing Documents; and

          (iv) any duty of either or both Sellers to advise Purchaser Guarantor of any information known to either or both Sellers regarding Purchaser or its ability to perform under the Closing Documents.

     6. Continuing Guaranty. Purchaser Guarantor's obligations under Section 1 of this Guaranty constitute a continuing guaranty and shall continue in full force and effect until Purchaser's obligations under the Closing Documents shall have been fully performed or otherwise extinguished under the Closing Documents, at which time this Guaranty and all of the Purchaser Guarantor's obligations hereunder shall terminate and expire.

     7. Reinstatement. The obligations of Purchaser Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Purchaser or any other person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of such obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Purchaser Guarantor agrees that it will indemnify either or both Sellers, as applicable, on demand for all reasonable costs and expenses (including fees of counsel) incurred by any such party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such


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payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     8. Third Parties. This Guaranty shall not confer any rights or remedies upon any Person, other than the parties hereto and their successors and assigns.

     9. Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     10. Notices. All notices, requests, demands and other communications under this Guaranty must be in writing and must be delivered in person or sent by certified mail, postage prepaid, by overnight delivery, or by telefacsimile and properly addressed as follows:

              to Mirant Investments:

                    Mirant Investments Europe UK, Inc.
                    c/o Mirant Corporation
                    1155 Perimeter Center West
                    Atlanta, Georgia 30338
                    Attention:  General Counsel
                    Fax: (678) 579-5771

              to Mirant Holdings:

                    Mirant Holdings Europe UK, Inc.
                    c/o Mirant Corporation
                    1155 Perimeter Center West
                    Atlanta, Georgia 30338
                    Attention:  General Counsel
                    Fax: (678) 579-5771

             With a copy to:

                    Mirant Corporation
                    1155 Perimeter Center West
                    Atlanta, Georgia 30338
                    Attention:  Bruce Davis, Esq.
                    Fax:  (678) 579-5889


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             If to Purchaser Guarantor:

                    PPL Energy Supply, LLC
                    Two North Ninth Street
                    Allentown, PA 18101-1179
                    Attention:  James E. Abel
                    Facsimile:  (610) 774-5235

             With a copy to:

                    PPL Global, LLC
                    11350 Random Hills Road, Suite 400
                    Fairfax, VA 22030
                    Attention: Robert W. Burke Jr., Esq.
                    Facsimile: (703) 293-2659

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change is effective until it is actually received by the party sought to be charged with its contents. Notices which are addressed as provided in this Section 10 given by overnight delivery or mail shall be effective (a) upon delivery, if delivered personally or by overnight delivery, (b) five days following deposit in the United States mail, postage prepaid, if delivered by mail, or (c) at such time as delivery is refused by the addressee upon presentation. Notices which are addressed as provided in this Section 10 given by telefacsimile shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by telefacsimile shall be confirmed promptly by the sender after transmission in writing by certified mail or overnight delivery.

     11. Governing Law and Forum. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of law, other than New York General Obligations Law
Section 5-1401. Each of the parties hereby irrevocably and unconditionally submits to the jurisdiction of any court of the State of New York and any federal court located in New York County, New York, with respect to any proceeding relating to this Guaranty.

     12. Entire Agreement and Amendments. This Guaranty embodies the entire agreement between Purchaser Guarantor and Sellers. There are no promises, terms, conditions or obligations other those contained herein, and this Guaranty shall supercede all pervious communications, representations or agreements, either verbal or written, between the Purchaser Guarantor and Sellers. No amendment of any provision of this Guaranty shall be valid unless the amendment shall be in writing and signed by Sellers and Purchaser Guarantor.

     13. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity


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or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     14. Setoffs and Counterclaims. Without limiting the Purchaser Guarantor's own defenses and remedies hereunder, the Purchaser Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which the Purchaser may be entitled to arising from or out of the Closing Documents, except for defenses arising out of the bankruptcy, insolvency, dissolution, liquidation, reorganization or other similar proceeding relating to Purchaser.

                            [Signature page follows]


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     IN WITNESS WHEREOF, the Purchaser Guarantor has executed this Guaranty as of the date first above written.

                                         PPL ENERGY SUPPLY, LLC


                                         By: /s/ James E. Abel
                                            ------------------------------------
                                         Name:  James E. Abel
                                         Title: Treasurer


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